Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1996 appearing on page F-1 of Applied Biometrics, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995.


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
May 23, 1996